EXHIBIT 23.5

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Industrial Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement No.'s 33-68376, 33-99852, 333-4160, 333-32033 and 333-53495, each on Form S-3, and in
Registration Statement No.'s 33-68354, 333-27827 and 333-62653, each on Form S-8, and in the use in Form 10-K of Industrial Holdings, Inc. of our report dated February 12, 1998, on the financial statements of UNITED WELLHEAD SERVICES, Inc.

KARLINS ARNOLD & CORBITT, P.C.
(successors to Karlins Fuller Arnold & Klodsky, P.C.)
The Woodlands, Texas
March 29, 1999